Exhibit 24.1

POWER OF ATTORNEY

THE SHERWIN-WILLIAMS COMPANY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and/or officers of The Sherwin-Williams Company, an Ohio corporation (the “Company”), hereby constitutes and appoints each of John G. Morikis, Allen J. Mistysyn and Catherine M. Kilbane, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 (the “Registration Statement”) relating to the registration of certain of the Company’s debt securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 15th day of February, 2017.

Signature	Title

/s/ John G. Morikis
John G. Morikis	Chairman, President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Allen J. Mistysyn
Allen J. Mistysyn	Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Jane M. Cronin
Jane M. Cronin	Senior Vice President – Corporate Controller (Principal Accounting Officer)

/s/ Arthur F. Anton
Arthur F. Anton	Director

/s/ Christopher M. Connor
Christopher M. Connor	Director

/s/ David F. Hodnik
David F. Hodnik	Director

/s/ Thomas G. Kadien
Thomas G. Kadien	Director

/s/ Richard J. Kramer
Richard J. Kramer	Director

/s/ Susan J. Kropf
Susan J. Kropf	Director

/s/ Christine A. Poon
Christine A. Poon	Director

/s/ John M. Stropki
John M. Stropki	Director

/s/ Matthew Thornton III
Matthew Thornton III	Director

/s/ Steven H. Wunning
Steven H. Wunning	Director